UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2016

YELP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor

San Francisco, CA 94105

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2016, Yelp Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2015. A copy of the press release, entitled “Yelp Announces Fourth Quarter and Full Year 2015 Financial Results,” is furnished pursuant to Item 2.02 as Exhibit 99.1 to this Current Report.

The information in this Item 2.02 and the press release attached as Exhibit 99.1 hereto are furnished to, but not “filed” with, the Securities and Exchange Commission (“SEC”) and shall not be deemed to be incorporated by reference into any of the Company’s filings with the SEC under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 4, 2016, Rob Krolik and the Company’s Board of Directors (the “Board”) mutually agreed that Mr. Krolik will step down from his position as Chief Financial Officer upon the earlier of (a) the start date of his successor in that role or (b) December 15, 2016 (the “Regular End Date”). The Company and Mr. Krolik also entered into a transition agreement (the “Agreement”) on February 4, 2016, which is included as Exhibit 10.1 to this Current Report.

To facilitate a smooth transition, Mr. Krolik has also agreed to remain employed by the Company in an advisory capacity after the position has been filled, through the earlier of (a) the date he begins providing similar services to another company or (b) December 15, 2016 (the “Separation Date”).

Mr. Krolik will continue receiving his current base salary and benefits, and continue vesting in his outstanding equity awards, through the Separation Date so long as he remains employed by the Company through such date. If the Regular End Date occurs after June 30, 2016, he will also be entitled to receive a lump-sum payment equal to his monthly base salary multiplied by the number of full calendar months between June 30, 2016 and the date that the Regular End Date actually occurs. In addition, he will be entitled to receive a lump-sum payment of $13,500 if he signs a release of claims following the Separation Date.

The Board also granted Mr. Krolik a restricted stock unit award covering 30,000 shares of the Company’s Class A common stock (the “RSUs”) pursuant to the Company’s 2012 Equity Incentive Plan, as amended (the “Plan”). The RSUs will be subject to an RSU Agreement and Grant Notice (together, the “RSU Agreement”) between Mr. Krolik and the Company, the form of which is included as Exhibit 10.2 to this Current Report. One quarter of the RSUs will vest on each of February 20, 2016, May 20, 2016, August 20, 2016 and November 20, 2016, provided that (i) Mr. Krolik remains employed as of each vesting date that occurs prior to the Regular End Date and (ii) as of each vesting date thereafter, Mr. Krolik’s employment has not terminated as a result of his resignation (other than to accept alternative employment), misconduct or breach of his agreements with the Company.

The foregoing is only a brief description of the Agreement and RSUs, does not purport to be complete and is qualified in its entirety by reference to the Agreement, the Plan and RSU Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Transition Agreement, dated February 4, 2016, by and between Yelp Inc. and Rob Krolik.
10.2	Form of Restricted Stock Unit Agreement and Grant Notice.
99.1	Press Release, dated February 8, 2016, entitled “Yelp Announces Fourth Quarter and Full Year 2015 Financial Results.”

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2016	Yelp INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Transition Agreement, dated February 4, 2016, by and between Yelp Inc. and Rob Krolik.
10.2	Form of Restricted Stock Unit Agreement and Grant Notice.
99.1	Press Release, dated February 8, 2016, entitled “Yelp Announces Fourth Quarter and Full Year 2015 Financial Results.”